UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 4, 2019

EVELO BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38473	46-5594527
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
620 Memorial Drive
Cambridge, Massachusetts 02139
(Address of principal executive offices) (Zip Code)
(617) 577-0300
(Registrant’s telephone number, include area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	EVLO	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (ß230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (ß240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 4, 2019, the Board of Directors (the "Board") of Evelo Biosciences, Inc. (the "Company") appointed Juan Andres as a Class III director on the Company’s Board, effective immediately, to serve until the Company’s annual meeting of stockholders to be held in 2021 and until his successor is duly elected and qualified or his earlier death, disqualification, resignation or removal. Mr. Andres also was appointed a member of the Nominating and Corporate Governance Committee ("Governance Committee") of the Board.
Mr. Andres currently is Chief Technical Operations and Quality Officer at Moderna, Inc. Prior to joining Moderna, he was the Global Head of Technical Operations at Novartis. Previously, he held roles of increasing responsibility at Novartis, including Group Quality Head, Global Head of Technical Research and Development, and Global Pharmaceutical Operations Head. Prior to Novartis, Mr. Andres worked at Eli Lilly & Co. in a variety of senior manufacturing, production, and quality roles in the United States, Puerto Rico, United Kingdom, and Spain. Mr. Andres currently is on the Board of Directors at Avantor, Inc. Mr. Andres holds a master’s degree in Pharmacy from Alcala de Henares University in Madrid, Spain and completed an advanced development program at London Business School.
Mr. Andres is eligible to participate in the Company’s Non-Employee Director Compensation Program, which provides for (i) an annual retainer of $35,000 and an initial equity-based award of options to purchase 31,380 shares of the Company’s common stock (the "Initial Award") for his service on the Board, and (ii) an annual retainer of $4,000 for his service on the Governance Committee. The Initial Award has an exercise price equal to $4.44 per share, the fair market value of a share of the Company’s common stock on the date of grant, and will vest and become exercisable in substantially equal monthly installments over three years following the grant date, subject to Mr. Andres' continued service on the Board through each such vesting date. Mr. Andres is expected to enter into the Company’s standard indemnification agreement for directors and officers.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVELO BIOSCIENCES, INC.

Date: December 5, 2019	By:	/s/ Daniel S. Char
Daniel S. Char
General Counsel & Secretary